UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2009

NF ENERGY SAVING
CORPORATION OF AMERICA
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 - Jia Bei Si Dong Road, Tie Xi Qu
Shenyang, P.R. China	110021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 2560-9750

NF Energy Saving Corporation of America
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 10, 2009, the Board of Directors of the NF Energy Saving Corporation of America (“Company”) appointed Messrs Ching Mia Kuang and Jianxin Wang as directors to fill two vacancies created by the expansion of the size of the board of directors.  In addition, Mr. Mia Kuang Ching was appointed the chairman of the Audit Committee and Mr. Wang was appointed the chairman of the Nomination Committee.

Mr. Mia Kuang Ching co-founded the Shanghai Sino-Biz Financial Advisory Company Ltd. in 2001, which was reorganized as SBA Stone Forest Corporate Advisory (Shanghai) Co., Ltd. in 2003, where he was the Director, Investment Advisory and currently is the Managing Partner of the firm.  From 1997 to 2000, he was the Chief Accountant of Dalian Container Terminal, a joint venture formed by PSA Corporation of Singapore and the Port of Dalian Authority.  From 1994 to 1997, he was the Group Financial Controller of Fullmark Pte. Ltd., responsible for operations in China, Hong Kong, Malaysia and Vietnam, in charge of strategic investment, group financing and mergers and acquisitions.  From 1992 to 1994 he was Regional Accountant (South Europe) of Singapore Airlines.

Mr. Jianxin Wang has been the Managing Director of China Carbon Corporation, an international company engaged in carbon trading, since January 2008.  From 1993 to December 2007, Mr. Wang was the President of Sparkles International Development Corp. a US-Sino company engaged in boiler energy savings.  Mr. Wang was a consultant to the Chicago Climate Exchange Inc. from May 2006 to January 2008. Mr. Wang in the past worked as the General Manager of J&J Import & Export Inc. in the United States from 1991 to 1992, was a Research Assistant, Division of Industry and Finance, China Department, at the World Bank from 1989 to 1990, Deputy Director, English Program Department of Advanced Language Studies, Beijing Foreign Studies University, Beijing, China from 1983 to 1986 and General Manager, Supply and Transportation Department, Beijing Heavy Machinery Plant, Beijing, China from 1974 to 1979.  Mr. Wang has extensive experience in the areas of climate change and carbon trade and energy efficiency.  He has served as a lecturer, advisor, director of research  and conference participant, among other things, in respect of energy efficiency, renewable energy, and energy strategy and services.

The Company has provided each of the directors with a retention agreement.  The agreement is for a term of two years, however it may be terminated earlier on the removal from the director position by a shareholder vote, resignation of the director and upon approval by the board of directors.  Each director will be paid a cash amount equal to $24,000 per year and received an award of options for 20,000 shares of common stock, exercisable for five years.  The options vest one-half per year of the retention agreement term, as long as they are directors at vesting. The options are exercisable at $1.60 per share. The agreements provide for reimbursement of expenses, provides full indemnification and advancement of expenses in the event the person is involved in an action arising out of his directorship, and a confidentiality and assignment of inventions provisions. The Company is to provide insurance coverage if obtainable on reasonable terms at regular rates.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2009, the Board of Directors established the number of directors of Company at five persons, creating two vacancies, which were filled by action of the directors on the same day.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
None.

(b)	Pro forma financial information.
None.

(c)	Exhibits.

10.1	Form of Director Retainer Agreement with Mr. Mia Kuang Ching, including Proprietary Information and Inventions Agreement and Indemnity Agreement *

10.2	Form of Director Retainer Agreement with Mr. Jianxin Wang, including Proprietary Information and Inventions Agreement and Indemnity Agreement *

*   Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION OF AMERICA

Date: August 10, 2009	By:	/s/ Gang Li
Gang Li
President and Chief Executive Officer